EXHIBIT 4.4
                                   -----------

Form of Restricted Stock Award Notice under the Hudson City Bancorp, Inc. 2000 Recognition and Retention Plan.

                            HUDSON CITY BANCORP, INC.
                       2000 RECOGNITION AND RETENTION PLAN
                          RESTRICTED STOCK AWARD NOTICE
                          -----------------------------



------------------------------------------          ----------------------------
     NAME OF AWARD RECIPIENT                           SOCIAL SECURITY NUMBER


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                                 STREET ADDRESS

----------------------------------    -----------------       ------------------
             CITY                          STATE                    ZIP CODE

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which an Award has been granted under the Hudson City Bancorp, Inc. 2000 Recognition and Retention Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

================================================================================================
Restricted Stock Award          (A)          (B)          (C)           (D)            (E)
================================================================================================
          Effective Date   01/13/00      01/13/00     01/13/00      01/13/00       01/13/00
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        Class of Shares*    Common        Common       Common        Common         Common
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  No. of Awarded Shares*
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Type of Award (Escrow or
   Legended Certificate)
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           Vesting Date*   04/20/01      04/20/02     04/20/03      04/20/04       04/20/05
================================================================================================

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, Hudson City Bancorp, Inc. (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated January 21, 2000 for the Hudson City Bancorp, Inc. 2000 Recognition and Retention Plan.

HUDSON CITY BANCORP, INC.                     AWARD RECIPIENT


By
   ---------------------------------------    ----------------------------------
   NAME:
   TITLE: CHAIRMAN, COMPENSATION COMMITTEE



INSTRUCTIONS: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.